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                   EXHIBIT 23.1 - CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-65010 and Form S-3 No. 333-103477) and the Registration Statements (Form S-8 No. 333-23583 and Form S-8 No. 333-59675) pertaining to the Amended and Restated Stock Option Plan of Medwave, Inc. and in the related Prospectuses of our report dated June 21, 2002, with respect to the April 30, 2002 and 2001 financial statements of Medwave, Inc. included in the Annual Report (Form 10-K) for the year ended April 30, 2003, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP



Minneapolis, Minnesota
July 21, 2003